Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K (as filed July 29, 2025), and amended by Amendment No. 1 to Form 10-K/A, of U.S. Gold Corp. for the year ended April 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Houston, TX

November 13, 2025